UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.            )

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Watsco, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 30, 2008

The Proxy Statement and Annual Report to Shareholders

are available at http://www.watsco.com

To the shareholders of Watsco, Inc.:

The 2008 Annual Meeting of Shareholders of Watsco, Inc. will be held at the Ritz-Carlton Hotel, 3300 Southwest 27th Avenue, Coconut Grove, Florida on Friday, May 30, 2008, at 9:00 a.m. local time, for the purpose of considering and voting on the following matters:

(1) A proposal for the holders of Common stock to elect three members to our Board of Directors to hold office until the 2009 annual meeting of shareholders or until their successors are duly elected and qualified, and for the holders of Class B common stock to elect three members to our Board of Directors to hold office until the 2010 annual meeting of shareholders and to elect three members to our Board of Directors to hold office until the 2011 annual meeting of shareholders or, in each case, until their successors are duly elected and qualified; and

(2) The transaction of such other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

All holders of record of shares of Watsco, Inc. stock (NYSE: WSO and AMEX: WSOB) at the close of business on April 15, 2008 are entitled to receive notice of the meeting and to vote at the meeting.

Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.

Whether or not you expect to be present, please sign and date the enclosed proxy card and return it in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

BARRY S. LOGAN, Secretary

Coconut Grove, Florida

April 29, 2008

This is an important meeting and all shareholders are invited to attend the meeting in person. Those shareholders who are unable to attend are respectfully urged to execute and return the enclosed proxy card as promptly as possible in the enclosed return envelope. No postage is required if mailed in the United States. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY STATEMENT

DATE, TIME AND PLACE OF ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Watsco, Inc. of proxies from the holders of our Common stock, par value $.50 per share and our Class B common stock, par value $.50 per share for use at our 2008 annual meeting of shareholders to be held at the Ritz-Carlton Hotel, 3300 Southwest 27th Avenue, Coconut Grove, Florida on Friday, May 30, 2008, at 9:00 a.m. local time or at any adjournment(s) or postponement(s) of the annual meeting.

This proxy statement and the enclosed form of proxy are being mailed to holders of our Common stock and our Class B common stock on or about April 29, 2008. Shareholders should review the information provided in this proxy statement in conjunction with our 2007 Annual Report to Shareholders which accompanies this proxy statement. In this proxy statement, we refer to Watsco, Inc. as “Watsco”, “we”, “our” and the “Company.”

Our principal executive offices are located at 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133.

*	To be voted on at the meeting

ABOUT THE MEETING

What is the Date, Time and Place of the Annual Meeting?

Watsco’s 2008 Annual Shareholders’ Meeting will be held on Friday, May 30, 2008, beginning at 9:00 a.m., local time, at the Ritz-Carlton Hotel, 3300 Southwest 27th Avenue, Coconut Grove, Florida.

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of (1) the election of nine directors and (2) any other matters that properly come before the meeting. In addition, management will discuss the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only our shareholders of record at the close of business on April 15, 2008, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 24,453,988 shares of our Common stock outstanding (representing 30,671,038 shares issued less 6,217,050 shares held in treasury) and 3,784,966 shares of our Class B common stock outstanding (representing 3,833,229 shares issued less 48,263 shares held in treasury), all of which are entitled to be voted at the annual meeting.

A list of shareholders will be available at our executive offices at 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any shareholder.

What are the voting rights of the holders of Watsco Common stock and Class B common stock?

Holders of our Common stock are entitled to one vote per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 25 percent of our directors (rounded up to the next whole number), which presently equates to three directors. Holders of our Class B common stock are entitled to ten votes per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 75 percent of our directors (rounded down to the next whole number), which presently equates to six directors. Holders of our Common stock and our Class B common stock vote together as a single class on all matters except election of directors or as otherwise provided by applicable law.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of Common stock and Class B common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 24,453,988 shares of Common stock outstanding and 3,784,966 shares of Class B common stock outstanding, all of which are entitled to be voted at the annual meeting.

As of the record date, our directors and executive officers and entities affiliated with these persons owned (i) Common stock representing 1.9% of the outstanding shares of Common stock and (ii) Class B common stock representing 92.0% of the outstanding shares of Class B common stock, together representing 56.7% of the aggregated combined votes of Common stock and Class B common stock entitled to be cast at the annual meeting. Such persons and entities represent a majority of the combined voting power of the outstanding shares of stock on the record date and thus constitute a quorum and have informed us that they intend to vote all of their shares of Common stock and Class B common stock in favor of all proposals set forth in the proxy statement.

What vote is required to approve each item?

For purposes of electing directors at the annual meeting, the nominees receiving the greatest numbers of votes of Common stock and Class B common stock, voting as separate classes to the extent they are entitled to vote on a nominee shall be elected as directors. The affirmative vote of a majority of votes of Common stock and Class B common stock, present, in person or by proxy at the annual meeting and voting together as a single class, is required for any other matter that may be submitted to a vote of our shareholders.

Prior to the annual meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common stock and Class B common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

A properly executed proxy marked “WITHHOLD VOTE” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be counted as votes cast “for” or “against” any given matter. Thus, abstentions and broker non-votes have the same effect as votes cast against proposals requiring a majority or greater percentage of the outstanding shares entitled to vote but do not have any effect on proposals requiring a majority or plurality of the shares present and entitled to vote. If less than a majority of the combined voting power of the outstanding shares of Common stock and Class B common stock are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting from time to time without further notice.

What are the Board’s recommendations?

Watsco’s Board of Directors recommends a vote FOR the election of the respective nominees for director named in this proxy statement.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (a) FOR the election of the respective nominees for director named in this proxy statement and (b) in accordance with the recommendation of Watsco’s Board of Directors, FOR or AGAINST all other matters as may properly come before the annual meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

You can vote in any of the following ways.

To vote by mail:

•	Mark, sign and date your proxy card; and

•	Return it in the enclosed envelope.

To vote in person if you are a registered shareholder:

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Deliver your completed proxy card or ballot in person.

To vote in person if you hold in “street name:”

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, either in person at the annual meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the annual meeting.

Who pays for costs relating to the proxy statement and annual meeting of shareholders?

The cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card is to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

STOCK OWNERSHIP

Who are the largest owners of our stock? How much stock do our Directors and Named Executive Officers own?

The following table shows information regarding the beneficial ownership of our Common stock and Class B common stock for the following:

(i)	each shareholder known by us to beneficially own more than 5% of any class of our voting securities,

(ii)	each of our directors and director nominees,

(iii)	each executive officer named in the Summary Compensation Table in “Executive Compensation” (“Named Executive Officers”), and

(iv)	all directors and Named Executive Officers as a group.

The table also shows, in the final column, the combined voting power of the voting securities on all matters presented to the shareholders for their approval, except for the election of directors and for such separate class votes as are required by Florida law. All information is as of the record date.

Name and Address Of Beneficial Owners(1)	Common Stock Beneficially Owned(2)		Class B Common Stock Beneficially Owned(2)		Combined Percent of Voting Securities(2)

	Shares	Percent	Shares	Percent
Shareholders owning more than 5% of any class of common stock:
Columbia Wanger Asset Management, L.P.(3)	2,929,000	12.0%	—	—	4.7%
Capital World Investors(4)	2,550,900	10.4	—	—	4.1
Earnest Partners, LLC(5)	2,389,752	9.8	—	—	3.8
Fiduciary Management, Inc.(6)	1,776,510	7.3	—	—	2.9
Barclays Global Investors, NA(7)	1,498,005	6.1	—	—	2.4
Lord, Abbett & Co. LLC(8)	1,475,344	6.0	—	—	2.4
Invesco Ltd.(9)	1,354,651	5.5	—	—	2.2
Principled Asset Administration, LLC(10)	1,249,000	5.1	—	—	2.0
Frontier Capital Management Co., LLC(11)	1,230,328	5.0	—	—	2.0
Alna Capital Associates, LP(12)	—	—	766,886	20.3%	12.3

Directors and Named Executive Officers:
Albert H. Nahmad(13)	992	*	3,912,805	91.3%	58.1%
Barry S. Logan(14)	241,326	1.0%	170,000	4.4	3.1
Ana M. Menendez(15)	107,957	*	—	—	*
Carole J. Poindexter(16)	93,700	*	—	—	*
Bob L. Moss(17)	84,441	*	—	—	*
Paul F. Manley(18)	61,373	*	1,255	*	*
Stephen R. Combs(19)	60,581	*	—	—	*
Cesar L. Alvarez(20)	55,313	*	—	—	*
Gary L. Tapella(21)	36,667	*	—	—	*
George P. Sape(22)	20,000	*	—	—	*
Robert L. Berner III(23)	16,001	*	—	—	*
Denise Dickins(24)	15,251	*	—	—	*
Frederick H. Joseph(25)	10,000	*	—	—	*
All directors, director nominees and named executive officers as a group (13 persons)(26)	803,602	3.2%	4,084,060	93.1%	60.7%

*	Less than 1%.
(1)	Unless otherwise indicated below, (a) the address of each of the beneficial owners identified is c/o Watsco, Inc., 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 and (b) each person or group has sole voting and investment power with respect to all such shares.
(2)	Percentages are based on 24,453,988 shares of Common stock and 3,784,966 shares of Class B common stock issued and outstanding as of the record date plus the number of potential shares of stock that beneficial owners may acquire within 60 days of the record date through the exercise of, exchange, or conversion of options or other rights. The number and percentage of shares beneficially owned is determined in accordance with the rules and regulations of the Securities Exchange Act of 1934, as amended and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable rules of the Securities and Exchange Commission, although each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of, exchange, or conversion of options or other rights, and the Class B common stock is immediately convertible into Common stock on a one-for-one basis, the number of shares set forth opposite each shareholder’s name does not include shares of Common stock issuable upon conversion of our Class B common stock.
(3)	Based on Schedule 13G/A filed on January 29, 2008. The address of Columbia Wanger Asset Management L.P., an investment adviser, is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.
(4)	Based on Schedule 13G filed on March 10, 2008. Capital World Investors, an investment adviser, has sole dispositive power over 2,550,900 of such shares and sole voting power over 972,000 of such shares. The Income Fund of America, Inc., an investment company managed by Capital Research and Management Company (“CRMC”) who manages the equity assets for various investment companies through Capital World Investors has sole voting power over 1,578,900 of such shares. The address of Capital World Investors and The Income Fund of America, Inc. is 333 South Hope Street, Los Angeles, California 90071.
(5)	Based on Schedule 13G/A filed on January 31, 2008. The address of Earnest Partners, LLC, an investment adviser, is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.
(6)	Based on Schedule 13G filed on February 14, 2008. The address of Fiduciary Management, Inc., an investment adviser, is 100 East Wisconsin Avenue, Suite 2200, Milwaukee, Wisconsin 53202.
(7)	Based on Schedule 13G filed on February 5, 2008. Barclays Global Investors, NA is a bank as defined in section 3(a)(6) of the Act (15 U.S.C. 78c). Consists of (i) 427,480 shares of Common stock beneficially owned by Barclays Global Investors, NA; (ii) 1,045,328 shares of Common stock beneficially owned by Barclays Global Fund Advisors, an investment adviser; and (iii) 25,197 shares of Common stock beneficially owned by Barclays Global Investors, Ltd., a bank. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.
(8)	Based on Schedule 13G filed on February 14, 2008. The address of Lord, Abbett & Co. LLC, an investment adviser, is 90 Hudson Street, Jersey City, New Jersey 07302.
(9)	Based on Schedule 13G filed on February 11, 2008. Invesco Ltd. is a holding company. Consists of (i) 1,351,800 shares of Common stock beneficially owned by AIM Funds Management Inc., an investment advisor, and (ii) 2,851 shares of Common stock beneficially owned by PowerShares Capital Management LLC, also an investment advisor. The address of Invesco Ltd. is 1360 Peachtree Street NE, Atlanta, Georgia 30309.
(10)

Based on Schedule 13G filed on February 29, 2008. Principled Asset Administration, LLC is an investment adviser to Highway Partners, L.P. (“Highway”), Thruway Partners, L.P. (“Thruway”), Roadway Partners, L.P. (“Roadway”), Expressway Partners Master Fund, Ltd. (“Expressway”), Freeway Partners Master Fund, Ltd. (“Freeway”), and Motorway Partners Master Fund, Ltd (“Motorway”). Consists of (i) 453,500 shares of Common stock beneficially owned by Expressway; (ii) 421,200 shares of Common stock beneficially owned by Freeway; (iii) 166,350 shares of Common stock beneficially owned by Thruway; (iv) 147,700 shares of Common stock beneficially owned by Roadway; (v) 38,150 shares of Common stock beneficially owned by Highway; and (vi) 22,100 shares of Common stock beneficially owned by Motorway. The address of Principled Asset Administration, LLC is 666 Fifth Avenue, 37th Floor, New York, New York 10103.

(11)	Based on Schedule 13G filed on February 14, 2008. The address of Frontier Capital Management Co., LLC, an investment adviser, is 99 Summer Street, Boston, Massachusetts 02110.
(12)	Alna Capital Associates, LP (“Alna Capital”) is a New York limited partnership of which Mr. Nahmad owns a 19.994% interest and is the sole general partner. The address of Alna Capital is 505 Park Avenue, 16th Floor, New York, New York 10022.
(13)	Includes shares indicated as beneficially owned by Alna Capital. See footnote (12) above. The number of shares of Common stock indicated are owned pursuant to the Watsco, Inc. Amended and Restated Profit Sharing Retirement Plan & Trust (“Profit Sharing Plan”). The number of shares of Class B common stock indicated consists of (i) 686,108 shares directly owned; (ii) 700,000 shares owned by trusts; (iii) 1,259,811 shares issued under Restricted Stock Agreements; (iv) 400,000 shares issuable upon exercise of presently exercisable options granted pursuant to our Third Amended and Restated 1991 Stock Option Plan (“1991 Plan”); and (v) 100,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Incentive Compensation Plan (“2001 Plan”).
(14)	The number of shares of Common stock indicated consists of (i) 55,547 shares directly owned; (ii) 2,029 shares owned pursuant to the Profit Sharing Plan; (iii) 108,750 shares issued pursuant to Restricted Stock Agreements; and (iv) 75,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B common stock indicated consists of (i) 70,000 shares issued under Restricted Stock Agreements; (ii) 50,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iii) 50,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(15)	The number of shares of Common stock indicated consists of (i) 957 shares owned pursuant to the Profit Sharing Plan; (ii) 40,000 shares issued pursuant to Restricted Stock Agreements; (iii) 40,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 27,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(16)	The number of shares of Common stock indicated consists of (i) 10,224 shares directly owned; (ii) 1,366 shares owned pursuant to the Profit Sharing Plan; (iii) 10 shares owned by Ms. Poindexter’s son, (iv) 49,600 shares issued pursuant to Restricted Stock Agreements; and (v) 32,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.
(17)	The number of shares of Common stock indicated consists of (i) 60,191 shares directly owned; (ii) 4,000 shares owned by Mr. Moss’s spouse; and (iii) 10,125 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 10,125 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(18)	The number of shares of Common stock indicated consists of (i) 1,248 shares owned by a trust; (ii) 3,375 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan and held by a trust; and (iii) 56,750 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan and held by a trust. The number of shares of Class B common stock indicates shares owned by a trust.
(19)	The number of shares of Common stock indicated consists of (i) 890 shares directly owned; (ii) 91 shares owned pursuant to the Profit Sharing Plan; (iii) 44,600 shares issued pursuant to Restricted Stock Agreements; (iv) 7,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (v) 8,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(20)	The number of shares of Common stock indicates shares directly owned.
(21)	The number of shares of Common stock indicated consists of (i) 3,718 shares directly owned; (ii) 3,782 shares owned by a trust; (iii) 3,718 shares owned by Mr. Tapella’s spouse; (iv) 3,782 shares owned by a trust of Mr. Tapella’s spouse; ; and (v) 21,667 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(22)	The number of shares of Common stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(23)	The number of shares of Common stock indicated consists of (i) 1,000 shares directly owned and (ii) 15,001 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(24)	The number of shares of Common stock indicated consists of (i) 250 shares directly owned and (ii) 15,001 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(25)	The number of shares of Common stock indicates shares directly owned.
(26)	Includes shares beneficially owned by Directors and Named Executive Officers, as described in footnotes (13)-(25).

Compliance with Section 16(a) of the Securities Exchange Act of 1934 – Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5, as applicable, with the Securities and Exchange Commission (“SEC”), the New York Stock Exchange (“NYSE”) and the American Stock Exchange (“AMEX”). Officers, directors and shareholders owning greater than ten percent of our common stock or Class B common stock are required by the SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of these forms received, the absence of a Form 3, 4, or 5 or representations from certain reporting persons that no Form 5 was required, we believe that all of our officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them, except (i) 5,000 stock options granted pursuant to the 2001 Plan which were granted to Mr. Tapella on December 14, 2007 which were filed on Form 4 on December 19, 2007; (ii) 5,000 stock options granted pursuant to the 2001 Plan which were granted to Mr. Berner III on December 14, 2007 which were filed on Form 4 on December 19, 2007; and (iii) 5,000 stock options granted pursuant to the 2001 Plan which were granted to Dr. Dickins on December 14, 2007 which were filed on Form 4 on December 19, 2007, all due to administrative oversight by the Company.

ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation and Bylaws provide that our Board of Directors shall consist of not less than three nor more than nine members, and shall be divided, as nearly as possible, into three equal divisions to serve in staggered terms of office of three years.

Upon election at the annual meeting, Mr. Robert L. Berner III, Dr. Denise Dickins and Mr. Gary L. Tapella, who were previously elected to serve a term expiring at the 2008 annual meeting of shareholders, will serve a term expiring at the 2009 annual meeting of shareholders or until their successor has been duly elected and qualified.

Upon election at the annual meeting, Messrs. Frederick H. Joseph, Bob L. Moss and George P. Sape who were previously elected to serve a term expiring at the 2009 annual meeting of shareholders, will serve a term expiring at the 2010 annual meeting of shareholders or until their successor has been duly elected and qualified.

Upon election at the annual meeting, Messrs. Cesar L. Alvarez, Paul F. Manley and Albert H. Nahmad who were previously elected to serve a term expiring at the 2010 annual meeting of shareholders, will serve a term expiring at the 2011 annual meeting of shareholders or until their successor has been duly elected and qualified.

Three directors are to be elected at the annual meeting by the holders of Common stock voting separately as a class. Mr. Berner, Dr. Dickins and Mr. Tapella have been nominated as directors to be elected by the holders of Common stock and proxies will be voted for Mr. Berner, Dr. Dickins and Mr. Tapella absent contrary instructions. Mr. Berner and Dr. Dickins have served as directors since 2007 and Mr. Tapella has served as a director since 2006.

Six directors are to be elected at the annual meeting by the holders of Class B common stock voting separately as a class. Messrs. Alvarez, Joseph, Manley, Moss, Nahmad and Sape have been nominated as directors to be elected by the holders of Class B common stock and proxies will be voted for Messrs. Alvarez, Joseph, Manley, Moss, Nahmad and Sape absent contrary instructions. Messrs. Alvarez, Joseph, Manley, Moss, Nahmad and Sape have served as directors since 1997, 2003, 1984, 1992, 1973 and 2003, respectively.

Each nominee has been reviewed and recommended for nomination by our Nominating and Strategy Committee, nominated for election by our Board of Directors and has consented to serve as a director; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

MANAGEMENT AND THE BOARD OF DIRECTORS

Who are the Directors and Named Executive Officers of the Company?

Name	Age	Position with the Company
Albert H. Nahmad	67	Chairman of the Board and President
Barry S. Logan	45	Senior Vice President and Secretary
Ana M. Menendez	43	Chief Financial Officer and Treasurer
Stephen R. Combs	64	President, Gemaire Distributors, LLC
Carole J. Poindexter	52	President, Baker Distributing Company, LLC
Cesar L. Alvarez	60	Director
Robert L. Berner III	46	Director
Denise Dickins	46	Director
Frederick H. Joseph	70	Director
Paul F. Manley	71	Director
Bob L. Moss	60	Director
George P. Sape	63	Director
Gary L. Tapella	64	Director

ALBERT H. NAHMAD has served as our Chairman of the Board and President since December 1973. Mr. Nahmad is the general partner of Alna Capital Associates, LP, a New York limited partnership, which is a shareholder of the Company.

BARRY S. LOGAN has served as our Senior Vice President since November 2003 and as Secretary since 1997. Mr. Logan served as Vice President – Finance and Chief Financial Officer from 1997 to October 2003, as Treasurer from 1996 to 1998 and in other capacities beginning in 1992. Mr. Logan is a certified public accountant.

ANA M. MENENDEZ has served as our Chief Financial Officer since November 2003, as Treasurer since 1998 and as Assistant Secretary since 1999. Ms. Menendez is a certified public accountant.

STEPHEN R. COMBS has served as President of Gemaire Distributors, LLC, a Watsco subsidiary, since 2000. He also served as Vice President of Sales and Marketing from 1993 to 1999. Prior to 1993 he held various positions within the air conditioning, heating and refrigeration industry.

CAROLE J. POINDEXTER has served as President of Baker Distributing Company, LLC, a Watsco subsidiary, since 1999. She served as Executive Vice President from 1996 to 1999, Vice President Finance and Chief Financial Officer from 1984 to 1996, Treasurer from 1981 to 1984 and Controller from 1979 to 1981.

CESAR L. ALVAREZ has been a director since 1997. Mr. Alvarez has served as the President and Chief Executive Officer of the international law firm of Greenberg Traurig, P.A. since 1997. Prior to that time, Mr. Alvarez practiced law at Greenberg Traurig, P.A. for over 20 years. Mr. Alvarez also serves as the Chairman of the Board of Directors of Pediatrix Medical Group, Inc.

ROBERT L. BERNER III has been a director since 2007. Mr. Berner has been a Partner at CVC Capital Partners, an independent investment and advisory company dedicated to private equity, since 2007. Mr. Berner served previously as Managing Director of Ripplewood Holdings LLC where he oversaw investments in a number of industries from 2001 to 2007. Prior to that, he was with Morgan Stanley for over 10 years where he held various positions in the investment banking division. Mr. Berner currently serves on the Board of Directors of a number of private companies and charitable organizations.

DENISE DICKINS has been a director since 2007. Dr. Dickins has been an Assistant Professor of Accounting and Auditing for East Carolina University since 2006. She was also an instructor of various accounting courses at Florida Atlantic University from 2002 to 2006. Prior to that, she was with Arthur Andersen

LLP where she served in different capacities from 1983 to 2002, including Partner in Charge of the South Florida Audit Division. Dr. Dickins is a certified public accountant. She currently serves on the Board of Directors and the Audit Committee of TradeStation Group, Inc.

FREDERICK H. JOSEPH has been a director since 2003. Mr. Joseph has been a Managing Director of Morgan Joseph & Co. Inc., an investment banking firm, since 2001. From 1998 to 2001, Mr. Joseph served as Senior Advisor and Managing Director of ING Barings LLC, an investment banking firm. Mr. Joseph serves as a director of American Biltrite Inc. Mr. Joseph is subject to a 1993 consent decree with the SEC that bars him from being chairperson, chief executive officer or president of any broker, dealer, municipal securities dealer, investment adviser or investment company.

PAUL F. MANLEY has been a director since 1984. Mr. Manley has been retired since serving as Executive Director of the law firm of Holland & Knight from 1987 to 1991. From 1982 to 1987, Mr. Manley served as Vice President of Planning at Sensormatic Electronics Corporation. Prior to 1982, Mr. Manley served as the Managing Partner of the Miami office of Arthur Young & Company.

BOB L. MOSS has been a director since 1992. Mr. Moss is President of Moss & Associates, Inc., a consulting firm specializing in construction management and development. Mr. Moss previously served as Chairman of the Board and Chief Executive Officer of Centex Construction Group from 2000 to 2002, the largest domestic general building contractor in the nation. From 1986 to December 1999, Mr. Moss served as Chairman of the Board and Chief Executive Officer of Centex-Rooney Construction Company, Inc., one of Florida’s largest contracting organizations.

GEORGE P. SAPE has been a director since 2003. Mr. Sape, has been the Managing Partner of Epstein Becker and Green, P.C., a New York-based law firm, since 1986. Mr. Sape previously served as Vice President and General Counsel for Organizations Resources Counselors, Inc., a consulting services provider to a number of Fortune 500 companies and has served as counsel or as an advisor to various congressional committees related to labor, education and public welfare. Mr. Sape also serves on the Board of the University of Colorado School of Business.

GARY L. TAPELLA has been a director since 2006. Mr. Tapella has been an Industrial Partner with Ripplewood Holdings, LLC since 2005. From 1991 to 2005 Mr. Tapella served as the Chief Executive Officer and President of Rheem Manufacturing Company (“Rheem”). He was also Rheem’s Chairman of the Board from 2002 to 2005. Mr. Tapella has served in various other capacities, including Chief Operating Officer and Vice President – International, during his 36 years at Rheem. Rheem is one of our key equipment suppliers.

Our Amended and Restated Articles of Incorporation provide for the Board of Directors to have up to nine members, to be divided as nearly as possible in three equal divisions to serve in staggered terms of three years. The number of members comprising the Board of Directors presently is nine, three of whom are Common stock directors and six of whom are Class B common stock directors. Mr. Berner (Common), Dr. Dickins (Common) and Mr. Tapella (Common) serve until the 2008 annual meeting of shareholders. Messrs. Joseph (Class B), Moss (Class B) and Sape (Class B) serve until the 2009 annual meeting of shareholders. Messrs. Alvarez (Class B), Manley (Class B), and Nahmad (Class B) serve until the 2010 annual meeting of shareholders. If the directors nominated for election are elected by the holders of our Common stock, Mr. Berner, Dr. Dickins and Mr. Tapella will serve until the 2009 annual meeting of shareholders. If the directors nominated for election are elected by the holders of our Class B common stock, Messrs. Joseph, Moss and Sape will serve until the 2010 annual meeting of shareholders and Messrs. Alvarez, Manley and Nahmad will serve until the 2011 annual meeting of shareholders.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

How often did the Board meet during fiscal 2007?

During the fiscal year ended December 31, 2007, our Board of Directors took action by unanimous written consent five times and held six meetings. During 2007, no incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period he served on these committees. Watsco’s Corporate Governance Guidelines provide that all directors should make every effort to attend meetings of Watsco’s shareholders. In 2007, all of our incumbent directors attended the annual shareholders’ meeting.

What committees has the Board established?

The Board of Directors has established three standing committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Nominating & Strategy Committee.

Audit Committee

During 2007, Messrs. Manley, Moss and Sape and Dr. Dickins were the members of the Audit Committee. Mr. Moss served as a member of the Audit Committee until Dr. Dickins election at the 2007 annual shareholders’ meeting and subsequent appointment. The current members of the Audit Committee are Messrs. Manley and Sape and Dr. Dickins. All Audit Committee members are independent as required by applicable listing standards of the New York Stock Exchange, American Stock Exchange, Sarbanes-Oxley Act of 2002 and applicable SEC rules. The committee held six meetings during 2007. All Audit Committee members possess the required level of financial literacy as defined in the Audit Committee Charter and Mr. Manley, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by applicable SEC rules and regulations and meets the current standard of requisite financial management expertise as required by NYSE, AMEX and applicable SEC rules and regulations.

The Audit Committee’s functions include overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications of our independent auditors, and the performance of our internal audit function and controls regarding finance, accounting, legal compliance and ethics that management and our Board of Directors have established. In this oversight capacity, the Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by our internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls, as required by section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter complies with applicable NYSE, AMEX and SEC rules and regulations. A copy of this charter is attached to this proxy statement as Appendix A and is also available on the Company’s website www.watsco.com, under the caption “Committees” within the Governance section. The charter is available in print to any shareholder who requests it in writing to the Company’s Investor Relations department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Coconut Grove, FL 33133.

Grant Thornton LLP, our independent auditors, report directly to the Audit Committee.

The Audit Committee has adopted procedures for dealing with reported violations of Watsco’s Employee Code of Business Ethics and Conduct and Code of Conduct for Senior Executives to enable confidential and anonymous reporting of improper activities directly to the Audit Committee. See “Employee Code of Business Ethics and Conduct” section for further information.

Please refer to the Report of the Audit Committee, which is set forth in this proxy statement, for a further description of our Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2007.

The Report of the Audit Committee contained within this proxy statement and the Audit Committee Charter attached to this proxy statement shall not be deemed to be “soliciting material,” or to be “filed” with the Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 under that same Act.

Compensation Committee

During 2007, the members of the Compensation Committee were Messrs. Manley, Lopez and Moss which held five meetings. Mr. Moss replaced Mr. Lopez on the Compensation Committee following the 2007 annual shareholders’ meeting. The current members of the Compensation Committee are Messrs. Manley and Moss. All members of the Compensation Committee are independent as defined by applicable listing standards of the NYSE, AMEX, Sarbanes-Oxley Act of 2002, and applicable SEC Rules. The Compensation Committee reviews and determines the compensation of our executive officers and reads and approves the Compensation Discussion and Analysis included in this Proxy Statement. It also administers with respect to our executive officers our 2001 Incentive Compensation Plan and Employee Stock Purchase Plan. The Compensation Committee operates under a formal charter that governs its duties and conduct. The Compensation Committee complies with applicable NYSE, AMEX and SEC rules and regulations. A copy of the charter is attached to this proxy statement as Appendix B and is also available on the Company’s website www.watsco.com, under the caption “Committees” within the Governance section. The charter is available in print to any shareholder who requests it in writing to the Company’s Investor Relations department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Coconut Grove, FL 33133.

Please refer to the Report of the Compensation Committee and Compensation Discussion and Analysis which is set forth in this proxy statement, for a further description of our Compensation Committee’s responsibilities and its compensation philosophy and a description of considerations underlying each component of compensation paid to Watsco’s Named Executive Officers for 2007.

The Report of the Compensation Committee contained within this proxy statement and Compensation Committee Charter attached to this proxy statement shall not be deemed to be “soliciting material,” or to be “filed” with the Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 under that same Act.

Nominating & Strategy Committee

The members of the Nominating & Strategy Committee are Messrs. Alvarez, Nahmad and Tapella. We have elected to apply the exemption related to a controlled company provided by the NYSE and the AMEX which allows a company that has more than 50% of the voting power held by an individual (Mr. Nahmad has a combined voting power of 54.8% as of the record date) to be exempted from complying with rules requiring that only independent directors comprise our Nominating & Strategy Committee or adopt a charter. The Nominating & Strategy Committee is responsible for (a) establishing procedures for the selection and retention of members of the Board of Directors, (b) evaluating Board nominees and members and (c) recommending nominees. Shareholders may also make recommendations for director nominations by sending a letter to the Nominating & Strategy Committee, or may make a nomination by complying with the notice procedures set forth in the Company’s Bylaws and in accordance with the procedures set forth under “Information Concerning Shareholder Proposals” set forth in this proxy statement. The Nominating & Strategy Committee met once during 2007.

When identifying, evaluating and considering potential candidates for membership on the Company’s Board, including those who might be recommended or nominated by shareholders, the Nominating & Strategy Committee considers relevant educational, business and industry experience and demonstrated character and judgment. Further information related to the Nominating & Strategy Committee is included in the Corporate Governance Guidelines included in Appendix C.

What are the Company’s Independence Standards for Board Service?

The Board of Directors has adopted independence guidelines for non-management directors to serve on the Board of Directors. Each non-management director and director nominee satisfies the standards adopted, with the exception of Mr. Tapella. Mr. Tapella is not considered independent because of his former status as Chairman and Chief Executive Officer of Rheem Manufacturing Company, one of our key equipment suppliers. In determining that Mr. Alvarez was independent under applicable NYSE and AMEX rules, the Board of Directors considered the legal services provided to us by Greenberg Traurig, P.A., a law firm for which Mr. Alvarez serves as president and Chief Executive Officer. See “Certain Relationships and Related Person Transactions”. A copy of our independence guidelines is included along with the Corporate Governance Guidelines attached to this proxy statement as Appendix C and is also available on our website www.watsco.com, within the Governance section.

The Corporate Governance Guidelines attached to this proxy statement shall not be deemed to be “soliciting material,” or to be “filed” with the Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 under that same Act.

Who are the Presiding Directors and how may they be contacted?

The Board of Directors has designated either Messrs. Manley or Alvarez (on an alternating basis) as the “presiding director” as that term is defined in Section 303A.03 of the NYSE Listed Company Manual and Section 121A of the AMEX Company Guide. Shareholders or other interested parties wishing to communicate with our board of directors can call 800-4-WATSCO in the United States and request to leave a message for the presiding director. You may also contact the presiding director by e-mail at presidingdirector@watsco.com or by going to the Company’s website at www.watsco.com under the caption “Governance – Presiding Director.” Regardless of the method you use, the presiding director will be able to view your unedited message. The presiding director will determine whether to relay your message to other members of the board.

How are directors compensated?

We pay each director who is not an employee a $1,000 fee for each meeting of the Board of Directors attended and reimburse directors for their expenses in connection with their activities as directors. We do not pay a fee for telephonic meetings. The Nominating & Strategy Committee reviews directors’ remuneration and recommends any changes of remuneration to the Board of Directors. In connection with his role as Audit Committee Chairman, Mr. Manley received an annual fee of $100,000 in 2007 and is reimbursed for expenses associated with the performance of these activities. Prior to being elected to the Board of Directors on May 25, 2007, Dr. Dickins served as a consultant to the Audit Committee and received a $2,000 fee for each Audit Committee meeting she attended. Our directors are also eligible to receive stock options under our 2001 Incentive Compensation Plan at the discretion of our Compensation Committee. See Director Compensation section of this proxy statement for additional information.

Our Internet website and the information contained therein, other than material expressly referred to in this proxy statement, or connected thereto are not incorporated into this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The objectives of our compensation program are to (1) attract, motivate, develop and retain leaders who will drive long-term shareholder value and (2) deliver competitive total compensation upon achievement of the Company’s performance goals. We want our executives to balance the risks and related opportunities inherent in our industry and in the performance of their duties and share the upside opportunity and the downside risks once actual performance is measured.

Our executive team is led by the Company’s Chief Executive Officer (“CEO”) and its other executive officers which include the Senior Vice President (“SVP”) and the Chief Financial Officer (“CFO”). In addition to the CEO and the other executive officers, the Company considers its subsidiary presidents to be an integral part of the success of the Company. Our 2007 “Named Executive Officers” (“NEOs”) are the CEO, the SVP, the CFO and the presidents of our two largest subsidiaries.

Annual compensation decisions relating to the CEO, SVP and CFO are the responsibility of the Compensation Committee, while decisions relating to the compensation of subsidiary presidents are determined by the CEO.

Oversight of Executive Compensation Program

The Compensation Committee (the “Committee”) has been delegated by the Board of Directors the responsibility to determine compensation (short, intermediate and long-term) for the CEO, SVP and CFO.

The Committee consists of two independent directors appointed by our Board of Directors. Each member is an independent director, consistent with applicable rules and regulations of the Securities and Exchange Commission, New York Stock Exchange and American Stock Exchange.

The responsibilities of the Committee, as stated in its charter, include the following:

•	To fairly and justly determine short, intermediate and long-term compensation for the CEO and the principal executive officers.

•	To constantly re-evaluate compensation practices to assure the fairness, relevance, support of the strategic goals of the Company and contribution to the creation of long-term shareholder value.

•

To consider the relevant mix of compensation based upon three components – base salary, annual or intermediate incentives and long-term compensation, with each component intended to be an important piece of the overall compensation package.

•

To develop a compensation plan that allocates a significant portion of the executives’ total compensation through incentives and other forms of longer-term compensation linked to Company performance and the creation of shareholder value, including stock-based awards and programs.

The Committee is responsible each year to:

•

By March 30, determine with the CEO his base salary and incentive compensation for that year and in such a manner that will qualify for the performance-based exception under Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	Review and approve, in advance, any changes to the compensation of the SVP and CFO.

•

Review and discuss with management the disclosures made in the Compensation Discussion and Analysis prior to the filing of the Company’s Annual Report on Form 10-K and Proxy Statement for the annual meeting of stockholders;

•	Document a performance evaluation to ensure the Committee has performed all items required under its Charter.

Compensation Philosophy

The following key attributes are considered in the design and implementation in determining total compensation:

–	Performance based – a significant amount of compensation each year is linked to performance and is tied to the overall company, operating subsidiary and individual results.

–	Shareholder alignment – compensation programs are designed to maximize shareholder value. Stock-based awards are closely aligned with the long-term interests of our shareholders.

–	Sharing of risk – variable compensation represents the greatest portion of the executive officers’ compensation and provides both an upside and risk based on actual performance based achievements. For the NEO’s, total variable compensation represented 61% of their compensation in 2007.

–	Competitiveness – pay levels are determined from an assessment of internal pay, external market competitiveness and an evaluation of the amount of total compensation to the amount of total shareholder value creation.

–	Balance of short-term and long-term objectives – the sustained success of the Company requires a balance creating value in both short-term and long-term time horizons. For the NEOs, short-term incentives represented 3% of variable compensation and long-term incentives represent 97% of variable compensation in 2007.

–	Compliance – our compensation plans are designed to be fully compliant with all legal and regulatory requirements.

Financial and Non-Financial Metrics Used in Compensation Programs

Several financial metrics are considered in measuring performance for executive compensation as follows:

Earnings per Share

To ensure compensation is proportional to the return on investment earned by stockholders, we use earnings per share (“EPS”) as one of the metrics to determine incentive compensation for the CEO of the Company. EPS is generally defined as our annual net income divided by the weighted average number of diluted shares outstanding during that period.

Common Stock Price

As is the case with EPS, we also look at the closing market price for our Common Stock as a means to ensure compensation is proportional to the return on investment earned by stockholders. Incentive compensation for our CEO also takes into account the change in the price of our Common Stock from year to year.

For our CEO, no incentive compensation is earned unless one of the two metrics above has increased for the year in which the incentive compensation is being determined.

Subsidiary Earnings Before Interest and Income Taxes (“EBIT”) Performance

The leadership of our operating subsidiaries is instrumental to the performance of the Company and sustained earnings growth is the key measurement to determine incentive compensation of our business unit leaders. Growth of EBIT from year to year forms the primary basis for incentive compensation earned for the president of a subsidiary. When measuring EBIT performance, EBIT is defined as earnings before interest and income taxes for the particular business unit inclusive of the incentive compensation. Generally, there is no incentive compensation paid to the subsidiary president unless there is meaningful growth in the EBIT of the subsidiary from year to year.

Cash Flow Index

Long-term generation of positive cash flow from operations is also a key financial metric for the Company. Each subsidiary president’s incentive compensation, if any, is modified by a “cash flow index” factor, which is determined by dividing the subsidiary’s cash flow from operations by its net income.

Safety Performance

Maintenance of a safe work environment for our employees and customers is expected at all times. Improvements achieved year to year pertaining to specific safety metrics are rewarded as additional paid incentives to our subsidiary presidents.

Discretionary Bonuses

Discretionary bonuses are also considered from time to time based on individual achievements and/or on qualitative criteria. For our Executive Officers, the Committee considers the relative merits and approves such amounts prior to payment.

Compensation Committee Report; Review of Named Executive Officers Performance

Annually, the Committee provides a report to the Company’s Board of Directors, including the results of the Committee’s self-assessment of the effectiveness of its activities.

The Committee reviews, on an annual basis, each compensation element of the Company’s CEO, SVP and CFO. In each case, the Committee takes into account the scope of responsibilities and experience, and balances these against competitive salary levels. The Committee has the opportunity to meet with the officers at various times during the year, which allows the Committee to form its own assessment of each individual’s performance.

During the early part of each calendar year, the CEO evaluates the subsidiary presidents’ contributions and performance in the prior calendar year, strengths, weaknesses, development plans and succession potential and a new incentive program is developed.

Elements of Compensation

The Company’s compensation programs are based on three components: base salary, annual cash incentives and stock-based long-term compensation; each intended as an important piece of the overall compensation:

Base Salary

Base salary is used to attract and retain the executives and is determined using comparisons with industry competitors, companies of similar market value or other relevant factors including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, etc. Salaries for the CEO, SVP and CFO are reviewed by the Committee on an annual basis. Salaries for the subsidiary presidents are reviewed annually by the Company’s CEO. In addition, competitive market practices are considered with respect to the salaries. Changes to base salaries, if any, are driven primarily by individual performance. The salaries paid to the NEOs during fiscal year 2007 are shown in the Summary Compensation Table presented in this proxy statement.

Annual Cash Incentives

Annual cash incentives are a significant component of executive compensation, reflecting the Company’s belief that management’s contribution to long-term shareholder returns (via increasing stock prices and dividends) comes from maximizing earnings and the potential of the Company.

Long-Term Stock-Based Compensation

The Company has historically granted two types of long-term, stock-based compensation: (1) non-qualified stock options and (2) awards of non-vested (restricted) common stock. Grants are made to retain and motivate executives to improve the Company’s stock value.

Stock Options -

Stock options provide executives with an opportunity to purchase our Common Stock at a price fixed on the grant date regardless of future market price. As of December 31, 2007, we maintained two stock-based compensation plans. The 2001 Incentive Compensation Plan (the “2001 Plan”) provides a broad variety of stock-based compensation alternatives. This is a broad based plan that had a total of approximately 178 participants as of December 31, 2007. To date, awards under the 2001 Plan consist of non-qualified stock options and non-vested (restricted) stock. We also maintain the 1991 Stock Option Plan (the “1991 Plan”), which expired during 2001. Only non-qualified stock options are currently outstanding under the 1991 Plan.

Options under the 2001 Plan and the 1991 Plan vest over two to five years of service. Vesting may be accelerated in certain circumstances prior to the original vesting date. There is a limited term in which the optionee can exercise stock options, known as the option term. Options under the 2001 Plan have an option term of five to ten years. Options under the 1991 Plan have a term of ten years. As discussed above, a stock option becomes valuable only if our Common Stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest” thus, providing an incentive for an option holder to remain employed by the Company.

The exercise prices of the stock options granted to the NEOs during fiscal year 2007 are shown in the Grants of Plan-Based Awards Table presented in this proxy statement. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards Table.

Non-Vested (Restricted) Stock -

Awards of non-vested (restricted) stock are designed to focus on the long-term performance of the Company for the duration of an executive’s career and are subject to forfeiture until certain specified events occur (generally, retirement age, death, disability or a change in control). These features result in the Company’s ability to retain, throughout their entire careers, those individuals who are key to the creation of shareholder value. Non-vested (restricted) stock are shares of our Common Stock which may not be sold or disposed of, and which may be forfeited in the event of termination of employment, prior to the end of a restricted period. A participant granted non-vested (restricted) stock generally has all of the rights of a stockholder of the Company. Awards of non-vested (restricted) stock are granted at no cost to the employee.

Authorization of Stock-Based Awards

The Committee approves the grant of stock-based compensation to the CEO, SVP and CFO. The Committee has delegated to the CEO the authority to grant options and make awards of shares under the Company’s stock plans to all other employees. The amounts granted to executives vary each year and are based on performance.

Other than in connection with the CEO’s annual incentive opportunity, as discussed below, Watsco does not have a formal policy or timetable for the granting of stock-based compensation. Generally, the Company considers additional grants annually, during performance reviews or upon hiring. The exercise price for each award is the market value on the date of grant.

Additional long-term incentive compensation information related to the NEOs during fiscal year 2007 is included in the Summary Compensation Table, the Grants of Plan Based Awards Table and the Outstanding Equity Awards at Fiscal Year-End Table presented in this proxy statement.

Compensation for the Named Executive Officers in 2007

Chief Executive Officer

Each year, our CEO, Mr. Nahmad, has an annual incentive opportunity based upon the increase in EPS and stock price of the Company. Effective January 1, 2007, we amended and renewed, and the Company’s Compensation Committee subsequently approved, an employment agreement with Mr. Nahmad, dated January 31, 1996 (the “CEO Agreement”). Under the terms of the CEO Agreement, Mr. Nahmad may earn this annual incentive award pursuant to and under the Company’s 2001 Incentive Compensation Plan. Mr. Nahmad must be employed for the entire year to be entitled to his annual incentive award for such year, unless the Compensation Committee specifically determines that such amounts are to be paid. The Committee and Mr. Nahmad mutually agree, within the first 90 days of the calendar year, on the metrics to be used in determining performance based compensation for the applicable year. Such metrics are administered by the Committee and documented in the form of an amendment to the CEO Agreement, which is filed with the Securities & Exchange Commission.

For 2007, the CEO’s incentive compensation was determined using the following formula:

A.	Earnings Per Share	Annual Incentive Compensation for CEO
	For each $.01 increase	$65,250

B.	Increase in Common Stock Price
	(i) If the price of a share of Common Stock on 12/31/07 failed to exceed $47.16	$0
	(ii) If the price of a share of Common Stock on 12/31/07 exceeded $47.16 but did not equal or exceed $55.00, for each $0.01 increase in per share price of a share of Common Stock above $47.16	$1,200
	(iii) If the price of a share of Common Stock on 12/31/07 equaled or exceeded $55.00, for each $0.01 increase in per share price of a share of Common Stock above $47.16	$1,800

For 2007, the CEO’s incentive compensation had two components: (1) cash compensation limited to $5,000,000 and (2) any amount earned in excess of $5,000,000 payable with non-vested (restricted) Class B common stock. The amount of non-vested (restricted) shares potentially issued was based on: (i) the amount by which the incentive earned exceeded $5,000,000 times a factor of 2; divided by (ii) the closing price for the Class B common stock of the Company on the American Stock Exchange as of the close of trading on December 31, 2007. Non-vested (restricted) shares earned, if any, vest in their entirety on October 15, 2018.

For 2007, based on the actual earnings per share and the change in the closing price of Watsco’s Common Stock, the Company’s CEO did not earn a cash incentive or any non-vested (restricted) Class B common stock.

Senior Vice President and Chief Financial Officer

Annual incentives to the SVP and the CFO are intended to reward individual performance during the year and therefore can be highly variable from year to year. Cash bonuses for the SVP and the CFO are determined on a discretionary basis given the general responsibilities as they are not directly responsible for the financial performance of any of Watsco’s subsidiaries. Some of the factors considered when determining these bonuses include, but are not limited to, the overall financial performance of the Company, the performance of the department or function that each executive leads and an assessment of each executive’s performance against expectations. Their bonuses are determined by the CEO and approved by the Committee. Compensation earned during 2007 for the SVP and CFO is included in the Summary Compensation Table presented in this proxy statement.

Subsidiary Presidents

Base salaries in 2007 for the Company’s five subsidiary presidents ranged from $200,000 to $350,000 and potential aggregate incentive compensation is based on the individual EBIT performance of the subsidiary, cash flow performance and safety-related incentives ranged from 0% to 100% of base salary. Compensation earned during 2007 for the presidents of the Company’s two largest operating subsidiaries is included in the Summary Compensation Table presented in this proxy statement.

Section 162(m) Limitations

The Committee structures compensation programs for the CEO so as to link the achievement of key performance objectives to the appreciation in the price of the Company’s stock. The Company intends the variable compensation paid to its CEO to be performance based within the meaning of Section 162(m) of the Internal Revenue Code so as to be tax deductible by the Company, which benefits our shareholders. In order to be performance based, the compensation must be paid pursuant to a shareholder approved plan and must be based upon the attainment of objective performance criteria that are set forth in that plan. The Committee believes that tax deductibility of compensation is an important factor, but not the sole factor, in setting executive compensation policy and in rewarding superior performance. Accordingly, although the Committee generally intends to avoid the loss of a tax deduction due to Section 162(m), it reserves the right to pay amounts that are not deductible in appropriate circumstances. In determining variable compensation programs, the Company considers other tax and accounting implications of particular forms of compensation; however, the forms of compensation utilized are determined primarily by their effectiveness in providing maximum alignment with key strategic objectives and the interest of our shareholders.

Other Executive Benefits & Programs

A limited number of other executive benefits and programs are available. The Company offers these benefits and programs as part of the total compensation package and is reviewed periodically by the Committee. The Committee most recently reviewed such benefits in 2007. A list of specific benefits is noted below:

Employee Stock Purchase Plan

A broad-based employee stock purchase plan is maintained to enable eligible employees to purchase our stock at a discounted rate, thereby keeping the employees’ interests aligned with the interests of the stockholders. Executives (other than Mr. Nahmad) may participate in this plan on the same basis as all other eligible employees. After ninety days of employment, eligible employees may elect to contribute through payroll deductions or lump sum contributions up to $25,000 in one calendar year based on calculating the fair market value at the beginning of the purchase period, as defined. Shares are purchased at a 5% discount of the fair market value of our Common Stock at specified times subject to certain restrictions.

Health and Welfare Benefits

We offer a variety of health and welfare programs to all eligible employees. Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability.

Company Airplane

Pursuant to his employment agreement, Mr. Nahmad has limited access to our corporate aircraft for personal use and the value of such use is included in his annual compensation. The Company determines the personal use of the aircraft by reviewing the flight logs and categorizing the flights into business and non-business related flights. The value of the personal use of the Company aircraft is determined following IRS guidelines.

Pension Plans

The Company provides no defined benefit pension plan or supplemental executive retirement plan but does provide a profit sharing retirement plan that is qualified under Section 401(k) of the Internal Revenue Code (“Profit Sharing Plan”) for all of its employees that meet eligibility requirements. The Company’s matching contribution is presently 50% of the participant contributions up to a maximum matching contribution of 1.5% of participant compensation, as defined. The Company’s initial matching contribution is made in the form of the Company’s Common stock.

Other Compensation

We provide our Named Executive Officers with other benefits reflected in the All Other Compensation column in the Summary Compensation Table presented in this proxy statement that we believe are reasonable, competitive and consistent with the Company’s overall executive compensation program. The costs of these benefits constitute only a small amount of each named executive’s total compensation, and include the use of a car leased by the Company or a car allowance, payment of country club fees, annual physical examinations and participation in wellness programs. For the CEO, SVP and CFO car allowances or perquisites for car leases and country club fees were discontinued during the first quarter of 2006.

Severance Plan

Except for Mr. Nahmad’s agreement discussed in the Executive Compensation section of this proxy statement, the Company does not have severance agreements with any of its Named Executive Officers.

Employment Agreements

Except for Mr. Nahmad’s agreement discussed in the Executive Compensation section of this proxy statement, there are no other employment agreements with any of the other Named Executive Officers.

Acceleration of Vesting; Change in Control

Under the 2001 Plan and 1991 Plan, the Compensation Committee or the Board of Directors may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a “change in control” of the Company. A “change in control” generally means (a) approval by shareholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were shareholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding, voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned), (b) a change in the composition of the Board such that the persons constituting the current Board, and subsequent directors approved by the current Board (or approved by such subsequent directors), cease to constitute at least a majority of the Board, or (c) the acquisition (other than from the Company) by any person or group of people of more than 50% (a “Controlling Interest”) of the outstanding shares or combined voting power of the Company’s stock or outstanding securities entitled to vote generally in the election of directors (other than acquisitions by the Company or its subsidiaries, any person who owns a Controlling Interest on the effective date of the Plan, or any employee benefit plan of the Company or its subsidiaries).

Indemnification Agreements

The Company does not have indemnification agreements with any of its Named Executive Officers.

Report of the Compensation Committee

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2007 and the Company’s 2008 proxy statement. This report is provided by the following independent directors, who comprise the committee:

COMPENSATION COMMITTEE:

Paul F. Manley, Chairman

Bob L. Moss

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by the NEOs for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2007 and 2006.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total Compensation ($)
Albert H. Nahmad,	2007	$998,000	—	$2,369,418	—	—	$63,032	(3)	$3,430,450
Chairman of the Board and President	2006	$960,000	—	$2,369,418	—	$2,871,000	$64,993	(3)	$6,265,411

Barry S. Logan,	2007	$365,000	—	$124,961	—	—	$3,375	(4)	$493,336
Senior Vice President	2006	$340,000	$325,000	$99,516	—	—	$3,684	(4)	$768,200

Ana M. Menendez,	2007	$191,178	$80,000	$20,181	$23,217	—	$3,375	(5)	$317,951
Chief Financial Officer	2006	$165,000	—	$20,181	$4,360	—	$4,323	(5)	$193,864

Stephen R. Combs,	2007	$333,562	—	$444,497	$22,018	$25,000	$13,575	(6)	$838,652
President, Gemaire Distributors, LLC	2006	$300,000	—	$375,608	$18,420	—	$13,500	(6)	$707,528

Carole J. Poindexter,	2007	$325,205	—	$176,191	—	—	$15,375	(7)	$516,771
President, Baker Distributing Company, LLC	2006	$300,000	—	$127,945	—	$300,000	$15,300	(7)	$743,245

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards (“SFAS”) 123R with respect to stock options and non-vested (restricted) stock granted subsequent to January 1, 2006, and the dollar amount recognized in accordance with SFAS 123R under the modified prospective transition method with respect to stock options granted prior to 2006 that were not vested at the time that the Company transitioned to SFAS 123R. The fair value of the awards made were determined using the valuation methodology and assumptions set forth in Note 6, “Share-Based Compensation and Benefit Plans” to the consolidated financial statements included in the Company’s 2007 Annual Report.
(2)	These awards, the terms of which are discussed in the Compensation Discussion and Analysis section of this proxy statement, were earned in the year reported and paid to the employee in the subsequent year.
(3)	For Mr. Nahmad, other annual compensation in 2007 includes (i) $50,610 related to use of our aircraft pursuant to his employment agreement; (ii) $9,047 related to health insurance benefits paid and (iii) $3,375 related to the Profit Sharing Plan matching contribution. Other annual compensation in 2006 includes (i) $52,489 related to use of our aircraft pursuant to his employment agreement; (ii) $9,204 related to health insurance benefits paid and (iii) $3,300 related to the Profit Sharing Plan matching contribution. Mr. Nahmad does not receive an allowance or perquisite for a car lease, and the value of the personal use of the Company aircraft is based on IRS guidelines.
(4)	For Mr. Logan, other annual compensation in 2007 is related to the Profit Sharing Plan matching contribution. Other annual compensation in 2006 includes (i) $3,300 related to the Profit Sharing Plan matching contribution and (ii) $384 for a car lease. Mr. Logan’s car lease perquisite was discontinued in the first quarter of 2006.
(5)	For Ms. Menendez, other annual compensation in 2007 is related to the Profit Sharing Plan matching contribution. Other annual compensation in 2006 includes (i) $3,300 related to the Profit Sharing Plan matching contribution and (ii) $1,023 for a car lease. Ms. Menendez’s car lease perquisite was discontinued in the first quarter of 2006.
(6)	For Mr. Combs, other annual compensation in 2007 includes (i) a $10,200 car allowance and (ii) $3,375 related to the Profit Sharing Plan matching contribution. Other annual compensation in 2006 includes (i) a $10,200 car allowance and (ii) $3,300 related to the Profit Sharing Plan matching contribution.
(7)	For Ms. Poindexter, other annual compensation in 2007 includes (i) a $12,000 car allowance and (ii) $3,375 related to the Profit Sharing Plan matching contribution. Other annual compensation in 2006 includes (i) a $12,000 car allowance and (ii) $3,300 related to the Profit Sharing Plan matching contribution.

GRANTS OF PLAN BASED AWARDS

This table discloses the actual number of stock options and non-vested (restricted) stock awards granted during 2007 and the grant date fair value of these awards.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Albert H. Nahmad	1/1/07		$0	$5,000,000	(3)	—	—
Barry S. Logan	2/19/07		—	—	—	10,000	$525,700
Ana M. Menendez			—	—	—	—	—
Stephen R. Combs	1/1/07	(2)	$0	$350,000	$350,000	—	—
	4/27/07		—	—	—	5,000	$271,900
Carole J. Poindexter	1/1/07	(2)	$0	$350,000	$350,000	—	—
	4/27/07		—	—	—	10,000	$543,800

(1)	Amounts shown represent the number of non-vested (restricted) shares of Common stock granted in 2007.
(2)	The terms of these awards are discussed in the Compensation Discussion and Analysis section of this proxy statement.
(3)	As described earlier in this proxy statement, Mr. Nahmad has an annual incentive opportunity based upon the increase in EPS and stock price of the Company. The CEO’s incentive opportunity has two components: (1) cash compensation limited to $5,000,000 and (2) any amount earned in excess of $5,000,000 payable with non-vested (restricted) Class B common stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows outstanding stock option awards classified as exercisable and un-exercisable as of December 31, 2007 for the NEOs. The table also shows non-vested (restricted) stock awards outstanding as of December 31, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Albert H. Nahmad(1)	375,000	—	$16.67	4/9/2008	—	—
	200,000	—	$13.88	2/19/2009	—	—
	200,000	—	$8.94	3/15/2010	—	—
	100,000	—	$11.30	9/24/2011	—	—
	—	—	—	—	1,259,811	$45,894,915

Barry S. Logan(2)	30,000	—	$16.67	4/9/2008	—	—
	50,000	—	$13.88	2/19/2009	—	—
	75,000	—	$8.94	3/15/2010	—	—
	50,000	—	$11.30	9/24/2011	—	—
	—	—	—	—	168,750	$6,180,150

Ana M. Menendez(3)	15,000	—	$18.06	11/3/2008	—	—
	10,000	—	$10.00	12/8/2009	—	—
	15,000	—	$9.63	11/3/2010	—	—
	15,000	—	$12.95	11/3/2011
	12,000	3,000	$21.95	11/3/2013	—	—
	—	—	—	—	35,000	$1,286,600

Stephen R. Combs(4)	2,500	—	$14.75	10/15/2008	—	—
	5,000	—	$13.56	2/8/2009	—	—
	2,000	—	$11.20	4/9/2011	—	—
	6,000	4,000	$24.85	2/23/2014	—	—
	—	—	—	—	39,600	$1,455,696

Carole J. Poindexter (5)	2,500	—	$14.75	10/15/2008	—	—
	10,000	—	$13.56	2/8/2009	—	—
	15,000	—	$8.38	3/1/2010	—	—
	5,000	—	$11.20	4/9/2011	—	—
	—	—	—	—	44,600	$1,639,496

(1)	All of Mr. Nahmad’s awards represent non-qualified options or stock awards as to shares of Class B common stock. The option awards expiring in 2008, 2009 and 2010 were granted under the 1991 Plan. The option award expiring in 2011 was granted under the 2001 Plan. All of Mr. Nahmad’s option awards are fully vested as of December 31, 2007. Mr. Nahmad’s stock awards will vest once he reaches retirement age on October 15, 2018.
(2)	Mr. Logan’s option awards expiring in 2008 and 2010 represent non-qualified option awards as to shares of Common stock and his option awards expiring in 2009 and 2011 represent non-qualified option awards as to shares of Class B common stock. All of Mr. Logan’s option awards were granted under the 1991 Plan, with the exception of the award expiring in 2011, which was granted under the 2001 Plan. All of Mr. Logan’s option awards are fully vested as of December 31, 2007. Mr. Logan’s stock awards represent 98,750 as to shares of Common stock and 70,000 as to shares of Class B common stock. Mr. Logan’s stock awards will vest once he reaches retirement age on December 14, 2024.

(3)	All of Ms. Menendez’s awards represent non-qualified options or stock awards as to shares of Common stock. The option awards expiring in 2008, 2009 and 2010 were granted under the 1991 Plan. The option awards expiring in 2011 and 2013 were granted under the 2001 Plan. All of Ms. Menendez’s option awards are fully vested as of December 31, 2007 with the exception of one award which has 3,000 un-vested options that will vest on November 3, 2008. Ms. Menendez’s stock awards will vest once she reaches retirement age on December 2, 2026.
(4)	All of Mr. Combs’ awards represent non-qualified options or stock awards as to shares of Common stock. The option awards expiring in 2008, 2009 and 2011 were granted under the 1991 Plan. The option award expiring in 2014 was granted under the 2001 Plan. All of Mr. Combs’ option awards are fully vested as of December 31, 2007 with the exception of one award which has 4,000 un-vested options that will vest in two equal amounts on February 23, 2008 and February 23, 2009. Mr. Combs’ stock awards will vest once he reaches retirement age on July 12, 2010.
(5)	All of Ms. Poindexter’s awards represent non-qualified options or stock awards as to shares of Common stock. All of Ms. Poindexter’s option awards were granted under the 1991 Plan and are fully vested as of December 31, 2007. Ms. Poindexter’s stock awards will vest once she reaches retirement age on May 12, 2017.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding options exercised and stock awards that vested during 2007 for the persons named in the Summary Compensation Table above.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Albert H. Nahmad	—	—	—	—
Barry S. Logan	15,000	$548,850	—	—
Ana M. Menendez	—	—	—	—
Stephen R. Combs	—	—	5,000	$288,750
Carole J. Poindexter	15,000	$540,900	—	—

(1)	Value is calculated by multiplying the difference between the market price and exercise price on the date of the exercise of the option and the number of Common stock acquired upon exercise of the option.
(2)	Value is calculated by multiplying the number of shares of stock by the market value on the date the stock awards vest.

PENSION BENEFITS TABLE

Watsco does not have a Pension Plan, therefore this table is not applicable.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Watsco does not have a Nonqualified Deferred Compensation Plan, therefore this table is not applicable.

DIRECTOR COMPENSATION

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors during the 2007 fiscal year. For a description of the fees and other awards payable to the Company’s directors, please refer to the section titled “Corporate Governance – Board of Directors” contained elsewhere in this proxy statement.

The directors do not have any compensation associated with stock awards, non-equity incentive plan or “other” compensation, therefore such columns are excluded from the following table.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Cesar L. Alvarez	$4,000	—	$4,000
Robert L. Berner III	$3,000	$166,654	$169,654
Denise Dickins	$2,000	$166,654	$168,654
Frederick H. Joseph	$3,000	—	$3,000
Paul F. Manley	$104,000	—	$104,000
Bob L. Moss	$4,000	—	$4,000
George P. Sape	$4,000	—	$4,000
Gary L. Tapella	$4,000	$12,444	$16,444

(1)	There are no arrangements or understandings with respect to the selection of officers or directors. We pay each director who is not an employee a $1,000 fee for each meeting of the Board of Directors attended and reimburse directors for their expenses in connection with their activities as directors. We do not pay a fee for telephonic meetings. In connection with his role as Audit Committee Chairman, Mr. Manley received an annual fee of $100,000 in 2007 and is reimbursed for expenses associated with the performance of these activities. Our directors are also eligible to receive stock options under our 2001 Incentive Compensation Plan at the discretion of our Compensation Committee.
(2)	The amounts in this column reflect the dollar amount recognized in 2007 for financial statement reporting purposes in accordance with SFAS 123R with respect to stock options granted during 2007. The fair value of the awards made in 2007 was determined using the valuation methodology and assumptions set forth in Note 6, “Share-Based Compensation and Benefit Plans” to the consolidated financial statements included in the Company’s 2007 Annual Report. The stock options granted to Mr. Berner and Dr. Dickins primarily relate to stock options granted upon initial election to the Board of Directors at the 2007 annual shareholders’ meeting.

The following table shows the aggregate number of option awards outstanding for each director as of December 31, 2007 as well as the grant date fair value of stock awards and option grants made during 2007. There are no stock awards outstanding for any director as of December 31, 2007.

Name	Aggregate Option Awards Outstanding as of December 31, 2007	Grant Date Fair Value of Option Awards made during 2007
Cesar L. Alvarez	—	—
Robert L. Berner III	25,000	$297,441
Denise Dickins	25,000	$297,441
Frederick H. Joseph	—	—
Paul F. Manley	60,125	—
Bob L. Moss	20,250	—
George P. Sape	20,000	—
Gary L. Tapella	25,000	$35,139

AUDIT COMMITTEE MATTERS

Audit Committee’s Pre-Approval and Procedures

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee. As part of their responsibility, the Committee established a policy requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

Prior to the engagement of the independent registered public accounting firm for an upcoming audit/non-audit service period, defined as a twelve-month timeframe, Grant Thornton LLP submits a detailed list of services expected to be rendered during that period as well as an estimate of the associated fees for each of the following four categories of services to the Audit Committee for approval:

Audit Services consist of services rendered by an external auditor for the audit of the Company’s annual consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and its internal control over financial reporting, reviews of the interim financial statements included in Form 10-Qs and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Services consist of assurance and related services (e.g., due diligence) by an external auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

Tax Services consist of services not included in Audit Services above, rendered by an external auditor for tax compliance, tax consulting and tax planning.

Other Non-Audit Services are any other permissible work that is not an Audit, Audit-Related or Tax Service.

Circumstances may arise during the twelve-month period when it may become necessary to engage the independent registered public accounting firm for additional services or additional effort not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Audit and Non-Audit Fees

The table below summarizes the fees and expenses billed by our independent registered public accounting firm, Grant Thornton LLP, for the fiscal years ended December 31, 2007 and 2006.

Year	Audit	Audit Related	Tax	All Other	Total
2007	$1,344,000	$273,000	—	—	$1,617,000
2006	$1,397,800	$67,000	—	—	$1,464,800

Audit fees for 2007 represent fees and expenses for professional services rendered for the audit of our annual consolidated financial statements, the reviews of the interim financial statements included in our Forms 10-Q and an opinion on our effectiveness of internal control over financial reporting in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees for 2006 represent fees and expenses for professional services rendered for the audit of our annual consolidated financial statements, the reviews of the interim financial statements included in our Forms 10-Q and opinions on management’s assessment of and our effectiveness of internal control over financial reporting in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees represent professional services related to due diligence procedures performed in connection with acquisition-related activities in 2007 and 2006.

The Audit Committee has considered the compatibility of the provision of services covered by the two preceding paragraphs with the maintenance of the principal accountant’s independence from the Company and has determined that the provision of such services is not incompatible with the maintenance of such independence.

The Audit Committee annually reviews the performance of the independent auditors and the fees and expenses charged for their services.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial reporting process and compliance with legal and regulatory requirements. The Board of Directors, in its business judgment, has determined that each current member of the Audit Committee is “independent”, as required by applicable listing standards of the New York Stock Exchange, American Stock Exchange and the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Company’s Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Audit Committee has met and held discussions with management and the Company’s internal and independent auditors. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in rule 3200T.

In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from the Company and management, including matters in the written disclosures provided by the independent auditors to the Audit Committee as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, as adopted by the PCAOB in rule 3600T.

The Audit Committee has discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee has met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

AUDIT COMMITTEE:

Paul F. Manley, Chairman

Denise Dickins

George P. Sape

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2007 with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

	Equity Compensation Plan Information(4)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,970,908	(1)	$20.37	469,359	(3)
Equity compensation plans not approved by security holders		(2)	—	—

Total	1,970,908		$20.37	469,359

(1)	Comprised of 995,908 shares of Common stock and 975,000 shares of Class B common stock.
(2)	Does not include 158,750 shares of non-vested (restricted) Common Stock, net of cancellations and 455,000 shares of non-vested (restricted) Class B Common Stock, net of cancellations granted to certain employees of Watsco prior to the adoption of the 2001 Incentive Compensation Plan.
(3)	Does not include 117,911 shares reserved for issuance under the Watsco, Inc. Employee Stock Purchase Plan (“ESPP”). An aggregate of 11,059 shares of Common Stock were purchased under the ESPP in 2007.
(4)	See Note 6, “Share-Based Compensation and Benefit Plans” to the consolidated financial statements included in the Company’s 2007 Annual Report for additional information regarding stock-based compensation and benefit plans.

CORPORATE GOVERNANCE

We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the New York Stock Exchange and American Stock Exchange have adopted changes to their corporate governance and listing requirements. We have adopted the requirements of the Sarbanes-Oxley Act, NYSE, AMEX and SEC rules as they relate to us. Our Corporate Governance Guidelines are included in Appendix C and are publicly available on our website at http://www.watsco.com.

EMPLOYEE CODE OF BUSINESS ETHICS AND CONDUCT

We maintain an Employee Code of Business Ethics and Conduct that is applicable to all employees. Additionally, we maintain a Code of Conduct for Senior Executives that is applicable to members of our Board of Directors, executive officers and senior operating and financial personnel, including provisions applicable to our senior financial officers consistent with the Sarbanes-Oxley Act of 2002. These codes require continued observance of high ethical standards such as honesty, integrity and compliance with the law in the conduct of the Company’s business. These codes are publicly available on our website at http://www.watsco.com. We intend to post on our website amendments to or waivers from our Code of Conduct for Senior Executives (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or directors). There were no amendments or waivers from our Code of Conduct for Senior Executives in 2007. Violations

under either code of conduct must be reported to the Audit Committee. These materials may also be requested in print by writing to the Company’s Investor Relations Department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Coconut Grove, FL 33133.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We review, at least annually, all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company uses outside legal counsel to assist in such determination. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, as set forth in the Audit Committee Charter, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. The following is a summary of certain agreements and transactions among related parties and us. It is our policy that any such agreements and transactions must be entered into in good faith and on fair and reasonable terms that are no less favorable to us than those that would be available to us in a comparable transaction in arms-length dealings with an unrelated third party. We believe that all agreements and transactions described below met that standard at the time they were effected.

Mr. Alvarez, a director, is the President and Chief Executive Officer of Greenberg Traurig, P.A. (“Greenberg”), which serves as one of our outside legal counsels and receives customary fees for legal services. During 2007, we paid this firm $435,002 for services performed. We currently anticipate that this arrangement will continue.

Mr. Tapella is the former Chairman and Chief Executive Officer of Rheem Manufacturing Company, one of our key equipment suppliers.

Mr. Nahmad and Mr. Combs each have family members (sons) currently employed with the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Grant Thornton LLP, an independent registered public accounting firm, has been our auditor since August 18, 2005 and has advised us that the firm does not have any direct financial interest or indirect financial interest in the Company or any of its subsidiaries. It is expected that representatives of such firm will (i) attend the annual meeting, (ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at our 2009 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934. To be eligible for inclusion in the proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by the Corporate Secretary no later than January 1, 2009. Any shareholder proposal submitted other than for inclusion in the proxy materials for that meeting must be delivered to the Company no later than March 16, 2009, or such proposal will be considered untimely. If a shareholder proposal is received after March 16, 2009, we may vote in our discretion as to the proposal all of the shares for which the Company has received proxies for the 2009 annual meeting of the shareholders.

By Order of the Board of Directors

BARRY S. LOGAN, Secretary

Coconut Grove, Florida

April 29, 2008

Appendix A

WATSCO, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the “Committee”) shall communicate with the Board and provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to:

(1)	integrity of the Company’s financial statements

(2)	financial reporting processes

(3)	systems of internal accounting and financial controls

(4)	performance of the Company’s internal audit function and independent auditors

(5)	independent auditor’s qualifications and independence

(6)	compliance with ethics policies and legal and regulatory requirements

(7)	preparation of an audit committee report to be included in the Company’s annual proxy statement

(8)	annual performance evaluation of the audit committee.

In so doing, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent auditors, the internal auditors, Board of Directors and management of the Company.

DUTIES AND RESPONSIBILITIES

The Committee’s duties and responsibilities are as follows:

General

To provide oversight to the financial reporting function of the Company by:

1)	Influencing, as necessary, the overall tone for quality financial reporting, sound internal controls and ethical behavior.

2)	Overseeing the business risk management process that identifies, measures and prioritizes business and financial reporting risks and monitors the effectiveness of the control and risk management processes established to manage those risks.

3)	Involvement with all of the professionals (management along with the internal and independent auditors) responsible for financial reporting and internal control, actively reviewing and assessing the scope of their work and the quality of their performance.

4)	Engaging in meaningful discussions with the independent auditors and with management about the quality, not just acceptability, of financial reporting decisions and judgments.

5)	Exercising exclusive authority for selection, evaluation, retention compensation and oversight of the external auditor and presenting the basis for such conclusion to the Board.

6)	Overseeing the operation of the internal audit department.

7)	Overseeing the Company’s financial reporting process on behalf of the Board and reporting the results of their activities to the Board.

Specific

The Committee has the following specific responsibilities:

1.	Pre-approve all audit services (including comfort letters, consents, statutory audits, etc.). In addition, the Chairperson of the Committee or his designee must approve all clearly prohibited non-audit services before such services are begun. The Chairperson of the Committee or his designee shall present such decision to the Audit Committee at its next scheduled meeting. Prohibited non-audit services are as follows:

a)	Financial information system design and implementation,

b)	Bookkeeping,

c)	Legal and expert services,

d)	Internal audit outsourcing services,

e)	Appraisal/valuation services,

f)	Fairness opinions,

g)	Actuarial services,

h)	Human resources services, and

i)	Management services.

2.	Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

3.	Discuss any relevant matters with the independent auditors.

4.	Resolve all disagreements between management and the external auditor regarding financial reporting.

5.	Establish and maintain procedures for addressing “whistleblower” complaints received by the Company as to possible accounting irregularities, fraud, internal controls and the audit process and the confidential anonymous submission by employees regarding questionable accounting or auditing matters.

6.	Discuss with management and the external auditors the Company’s assessment of the effectiveness of the Company’s internal control structure and procedures.

7.	Discuss with management and the external auditors, the Company’s policies with respect to risk assessment and risk management.

8.	Meet periodically with the Company’s “disclosure swat team,” if such a group is established.

9.	Establish and oversee the Company’s Code of Conduct for Senior Executives, including senior financial executives.

10.	Oversee the activities of the Company’s internal audit department.

11.	Prior to issuance, review and discuss earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies.

12.	Review and approve in advance any related party transactions.

13.	Review and discuss the Company’s annual audited consolidated financial statements and quarterly financial statements and disclosures under management’s discussion and analysis of financial condition and results of operations with management and the independent auditors prior to the filing of the Company’s quarterly report on Form 10-Q and 10-K. Also the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards (“GAAS”). The Chairperson of the Committee may represent the entire committee for the purpose of the review.

14.	Receive from the independent auditors at least annually in connection with the audit a written statement regarding relationships and services, which may affect objectivity and independence.

15.	At least quarterly receive from the independent auditors:

a)	An assessment of the critical accounting policies and practices used by the Company,

b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management (including the effect thereof and the treatment preferred by the independent auditor),

c)	A description of any disagreements between management and the independent auditor and

d)	Any other material written communications between management and the external auditor (i.e. management letters and schedules of unadjusted differences).

16.	Receive from the CEO and CFO a certification as to any significant deficiencies or material weaknesses in the Company’s internal controls and with respect to any possible internal fraud or accounting irregularities.

17.	Receive from the external auditors their attestation to management’s internal control assessment.

18.	Receive and review from the external auditors any matter raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

19.	Receive corporate attorney’s reports, if any, of evidence of a material violation of securities laws or breaches of fiduciary duty.

20.	Prepare the report to be included in the Company’s annual proxy statement, as required by SEC regulations.

21.	Perform an evaluation of the Committee’s performance at least annually to determine whether it is functioning effectively.

22.	Review the Audit Committee Charter at least annually and renew approval by the Board of Directors.

23.	Set clear hiring policies for employees or former employees of the independent auditors.

24.	Report regularly to the Board of Directors.

25.	Maintain independence in compliance with the Company’s Corporate Governance Guidelines, NYSE and AMEX requirements, SEC rules and other laws and regulations.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties, and obtain such funding from the Company in the execution of its duties.

ACCOUNTABILITY

The Committee shall assure that the independent auditors are aware that they are ultimately responsible to the Audit Committee.

STRUCTURE & MEMBER REQUIREMENTS

The Committee shall consist of no fewer than three members of the Board. The members of the Committee shall each have been determined by the Board to be “independent” under the rules of the NYSE and AMEX and under Section 301 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Board shall also determine that each member is “financially literate” and that at least one member has “accounting or related financial management expertise,” in each case as such qualifications are defined by the NYSE, and whether any member of the Committee is an “audit committee financial expert” as defined by the SEC.

The Committee shall not have any member serve on the audit committee of more than three public corporations, including the Company, unless the Board of Directors:

(i)	determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee, and

(ii)	discloses such determination in the annual proxy statement.

PROCESS

The Committee shall carry out its responsibilities by use of both the internal audit department of the Company and the Company’s independent auditors to determine both the adequacy of the Company’s internal control systems and the internal control environment at the Company including its various subsidiaries. It is recognized that because this is a continuing process, the Committee cannot meet each time a decision must be made in dealing with the internal or independent auditors or management. The authority to make such decisions is, therefore, delegated to the Chairperson of the Committee. It shall be the Chairperson’s responsibility to at all times involve the other members of the Committee in any actions he or she deems material. The Chairperson shall either promptly mail (or e-mail) to the other committee members a description of all actions he takes between meetings or shall at the meeting following any action he has taken independently between meetings, fully bring all other members up to date. The Chairperson shall make no decisions on matters which he believes are material matters without the concurrence of the vice-chairperson, if one has been appointed. The full Committee shall meet as needed, by telephone or in person, but at least four times per year.

Those members of the Committee attending a previously scheduled meeting of the Committee shall constitute the Committee for purposes of conducting Committee business.

DOCUMENT REVIEW

The members of the Committee shall review all SEC, NYSE or AMEX filings containing financial statements or financial information before such documents are filed.

DOCUMENT RETENTION

The Chairperson of the Committee shall retain one copy of all documents for six years.

Approved by the Board March 12, 2008

Appendix B

WATSCO, INC.

COMPENSATION COMMITTEE CHARTER

The Compensation Committee is the arm of the Board of Directors which has been delegated the Board’s responsibility to the shareholders to determine a fair and just compensation (short, intermediate and long-term) for the Company’s CEO and its principal executive officers.

SCOPE OF RESPONSIBILITY

The Compensation Committee’s responsibilities are as follows:

General –

1.	To fairly and justly determine short, intermediate and long-term compensation for the CEO and the principal executive officers (Senior Vice President (“SVP”) and Chief Financial Officer (“CFO”)).

2.	The Compensation Committee shall constantly re-evaluate its executive compensation practices to assure the fairness, relevance, support of the strategic goals of the Company and contribution to the creation of long-term shareholder value.

3.	Such compensation should take into consideration that Watsco attempts to secure and retain the services of above average personnel.

4.	Overall compensation shall be based upon three components – base salary, annual or intermediate incentives and long-term compensation. Each component is intended as an important piece of an overall compensation package.

5.	A significant portion of the executives’ total compensation shall be through incentive and other forms of longer-term compensation linked to Company performance and the creation of shareholder value.

6.	The Committee shall have authority in connection with the administration of all plans of the Company under which common shares or other equity securities of the Company may be issued. In furtherance of this objective, the Committee shall, in its sole discretion, grant options and make awards of shares under the Company’s stock plans.

Specific –

The Compensation Committee is responsible each year to:

1.	By March 30, determine with the CEO his base salary and incentive compensation for that year so that such compensation will qualify under IRS Section 162(m), to the extent reasonably possible.

2.	Review and approve, in advance, any changes to the compensation of the principal executive officers (SVP and CFO and Treasurer).

3.	Produce a report on executive compensation for inclusion in the Company’s proxy statement, and reviewing and discussing with management the Compensation Discussion & Analysis (CD&A) and determining whether to recommend to the Board that the CD&A be included in the Company’s proxy statement in accordance with applicable rules and regulations.

4.	Document a performance evaluation of the committee.

5.	Report to the Board.

B-1

STRUCTURE

The Compensation Committee shall be made up of not less than two Watsco directors appointed annually by the Watsco Board of Directors. The Watsco Board of Directors shall appoint the chairperson of the Compensation Committee.

The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation and shall have the sole authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Compensation Committee may form and delegate authority to subcommittees when appropriate, provided any action taken by a subcommittee is subsequently reported to the Committee and ratified.

DELEGATION

The Compensation Committee may also delegate to the CEO the authority to grant options and make awards of shares under the Company’s stock plans under conditions established by the Committee.

PROCESS

The Compensation Committee shall carry out its responsibilities primarily through its chairperson who shall formulate a fair and equitable compensation proposal for the CEO, review that proposal with the other committee members and the CEO of the Company and obtain the CEO’s agreement as to his compensation for the year.

For the compensation of the SVP and the CFO, the chairperson of the Compensation Committee shall discuss with the CEO the performance of these individuals (SVP and CFO) and approve their compensation packages after discussion and agreement with the other member of the Compensation Committee. Such compensation packages shall consider short, intermediate and long-term incentives.

The Compensation Committee will issue a certificate to the Company each year computing the amount of incentive compensation earned by the CEO during the prior year so that such compensation can be paid under Section 162(m) of the Internal Revenue Code of 1986.

The Compensation Committee will meet as needed, either in person or by phone, but at least twice per year.

MEMBERSHIP REQUIREMENTS

The Committee shall be composed of not less than two (2) independent Directors. Each member shall be an outside director, independent of management, consistent with applicable rules and regulations of the SEC, NYSE and AMEX.

Updated: March 12, 2008

B-2

Appendix C

WATSCO, INC.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors (the “Board”) of Watsco, Inc. (the “Company”) has adopted these corporate governance guidelines to promote the effective functioning of the Board and its committees, to promote the interests of stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions.

Selection of Directors. The Nominating & Strategy Committee is responsible for identifying, screening, and recommending candidates to the Board. The Board is responsible for nominating candidates for election at the next meeting of shareholders and for filling vacancies that occur between annual meetings of shareholders based on the recommendation of the Nominating & Strategy Committee.

Board Membership Criteria. The Nominating & Strategy Committee is responsible for determining the appropriate skills and characteristics required of directors. The Nominating & Strategy Committee shall consider the following criteria in making its recommendations to the Board:

•	Judgment, character and knowledge useful to the oversight of the Company’s business;

•	Business or other relevant experience, including business-building skills and financial expertise;

•	Chemistry with other Board members that will build a Board that is effective, collegial and responsive to the needs of the Company.

Expectations for Directors. The Board has developed a number of specific expectations of directors to promote the efficient and effective conduct of the Board’s business. It is understood that the non-management directors are not full-time employees of the Company.

Commitment and Attendance. All directors should make every effort to attend meetings of the Shareholders, Board and the Committees of which they are members. Attendance by telephone may be used to facilitate a director’s attendance.

Participation in Meetings. Each director should be sufficiently familiar with the business of the Company, including its financial statements and significant business risks, to ensure active and effective participation as a Board member or as a member of the Committee on which he or she serves. Directors should also review the materials in advance of the meetings of the Board and its Committees to be prepared to discuss meeting topics.

Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interest possessed by a director. The Company has adopted a Code of Conduct for Senior Executives (the “Senior Executive Code”). Certain portions of the Senior Executive Code deal with activities of directors, particularly with respect to potential conflicts of interest, the taking of corporate opportunities for personal use, and transactions in the securities of the Company.

Confidentiality. Board and committee discussions shall be confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

Number of Independent Directors on Board. A majority of the Board shall be independent.

Determination of Director Independence. The Board of Directors reviews the status of each director and determines whether directors meet independence requirements. To assist the directors in making determinations of director independence, the Board has adopted a definition of director independence which is included at the end of these guidelines.

Director Compensation. Non-employee directors receive compensation for their board service. Employee directors do not receive compensation for their board service. The Nominating & Strategy Committee reviews directors’ remuneration and recommends any changes to the Board.

Board and Committee Meetings. There are four regularly scheduled Board meetings each year; additional meetings may be held as needed. The Chairman presents an agenda at the beginning of each meeting and additional agenda items may be added as needed. Committees prepare their own calendar of meetings and agendas. Materials for Board and committee meetings are distributed in advance to the extent reasonably possible.

Committees. The Board has three standing committees: Nominating & Strategy, Audit and Compensation. Only independent directors may serve on the Audit and Compensation Committees.

Executive Sessions. The non-management directors meet in executive session regularly. Paul Manley and Cesar Alvarez shall rotate as the presiding directors for executive sessions of the non-management directors.

Director Access to Management. All directors shall be free to contact the CEO at any time to discuss any aspect of the Company’s business and shall also have access to other members of the Company’s senior management. Such members of senior management who are not Board members, as well as the leadership of the Company’s subsidiaries, may be invited to attend Board and committee meetings to participate and to provide a greater understanding of the Company’s activities.

Director Access to Independent Advisors. The Audit Committee confers with the Board regarding the retention of, and meets regularly with, the Company’s outside auditors, and is responsible for the appointment, compensation, retention and oversight of the work of the Company’s outside auditors and approves any significant audit or non-audit work by the Company’s outside auditors. The Chairperson of each committee has the sole authority to retain consultants or other experts to provide them advice.

Director Orientation & Education. The Chairman of the Board shall provide orientation and education for directors, either individually or in group settings, which may include discussions of company history, strategies, opportunities and the like. Such discussions may be conducted at the Company or by travel in formal, informal or social settings (with or without spouses). Such orientation and education may also include members of senior management or with others who have business relationships with the Company.

Evaluations. The Board evaluates its performance annually, led by the Nominating & Strategy Committee. Each committee evaluates its performance annually and reviews the results of its evaluation with the full Board.

Management Succession. The Board will maintain succession planning policies and principles for CEO selection and performance review, as well as policies in the event of the CEO’s retirement or should something unexpectedly occur that prevents him to fulfill his duties.

Guidelines for Determining Director Independence

A director will be considered independent only if the Board has affirmatively determined that the director has no material relationship with the Company that would impair his or her independent judgment. The Board will review factors affecting independence at the time a director is proposed for election or re-election and on an annual basis thereafter. In the process of making such determinations, the Board will consider the nature, extent and materiality of the director’s relationships with the Company and the Board will apply the following guidelines:

A director will be deemed not to be independent by the Board of Directors if the Board finds that:

(a) a director is employed by the Company or a Director’s immediate family member is employed by the Company as an executive officer;

(b) a director or a director’s immediate family member receives more than $60,000 per year in compensation from the Company, other than director and committee fees, pension or other forms of deferred compensation that is for prior service and not contingent upon continued service, compensation for former service as an interim Chairman or CEO, or compensation received by an immediate family member for service as an employee below the level of executive officer;

(c) a director or a director’s immediate family member, who serves in a professional capacity, is affiliated with or employed by or as one of the Company’s current or previous internal or external auditors;

(d) a director or a director’s immediate family member is employed as an executive officer by another entity whose compensation committee includes any executive of the Company;

(e) a director is currently employed, or a director’s immediate family member is currently employed as an executive officer, by an entity (other than a charity) that makes payments to, or receives payments from, the Company for goods or services in an amount that exceeds, in a single fiscal year, the greater of $200,000 or two percent of that entity’s consolidated gross revenues; or

(f) any of the situations described in (a), (b), (c), (d) or (e) above existed within the past three years.

Additionally, the Company will disclose in its Annual Proxy Statement any charitable contributions to any charitable organization in which a director serves as an executive officer, if within the preceding three years, contributions, excluding matching gifts, in a single fiscal year exceeded the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues, and, in such case, the Board will consider the materiality of such contributions.

A Director will be deemed not to be independent by the Board of Directors if the Board finds that a Director has material business arrangements with the Company which would jeopardize the Director’s judgment. The Board will review for materiality all business arrangements between the Company and the Director and all business arrangements between the Company and an entity for which the Director serves as an officer or general partner or owns more than five percent. Arrangements are not material and not likely to jeopardize the Director’s judgment, and thereby his/her independence, if:

(a) the arrangements are usually and customarily offered to customers by the Company;

(b) the arrangements are offered on substantially similar terms as those prevailing at the time for comparable transactions with other customers under similar circumstances;

(c) in the event that (i) a proposed arrangement were not made or (ii) an existing arrangement were terminated in the normal course of business, that action would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations, or business of the recipient;

In applying the factors listed in (a) through (c) above, the Board will consider such other factors as it may deem necessary to arrive at sound determinations as to the independence of each Director, and such factors may override the conclusions of independence or non-independence that would be reached simply by applying the guidelines. In such cases, the basis for independence determinations will be disclosed in the Company’s Annual Proxy Statement.

The Board of Directors of the Company has adopted these guidelines for determining the independence of directors; the guidelines are consistent with Securities and Exchange Commission rules implementing the Sarbanes-Oxley Act of 2002 and with NYSE and AMEX Listing Standards. The Board has determined that a substantial majority of the directors is independent and that all of the directors serving on the Audit and Compensation Committee are independent.

Updated: March 12, 2008

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY FOR COMMON STOCK

2008 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), the undersigned is entitled to vote at the 2008 Annual Meeting of Shareholders of the Company to be held at the Ritz-Carlton Hotel, 3300 Southwest 27th Avenue, Coconut Grove, Florida on Friday, May 30, 2008, at 9:00 a.m. local time, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1)	FOR [ ] WITHHOLD VOTE [ ] To elect Robert L. Berner III, Denise Dickins and Gary L. Tapella as Common stock directors until the annual meeting of shareholders in 2009 or until their successors are duly elected and qualified, except vote withheld from the following nominee(s) (if any).

(2)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(SEE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2007 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 29, 2008.

Date: , 2008

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY FOR CLASS B COMMON STOCK

2008 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Class B common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), the undersigned is entitled to vote at the 2008 Annual Meeting of Shareholders of the Company to be held at the Ritz-Carlton Hotel, 3300 Southwest 27th Avenue, Coconut Grove, Florida on Friday, May 30, 2008, at 9:00 a.m. local time, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1)	FOR [ ] WITHHOLD VOTE [ ] To elect Frederick H. Joseph, Bob L. Moss and George P. Sape as Class B common stock directors until the annual meeting of shareholders in 2010 and to elect Cesar L. Alvarez, Paul F. Manley and Albert H. Nahmad as Class B common stock directors until the annual meeting of shareholders in 2011 or until their successors are duly elected and qualified, except vote withheld from the following nominee(s) (if any).

(2)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(SEE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2007 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 29, 2008.

Date: , 2008

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.